Exhibit 10.1

SL GREEN REALTY CORP.
2010 NOTIONAL UNIT LONG-TERM COMPENSATION PLAN

AWARD AGREEMENT

Name of Grantee:                                             (“Grantee”)
No. of LTIP Units:
No. of Notional Units:
Participation Percentage:          %
Grant Date:                              , 2010

RECITALS

A.                                    The Grantee is an employee of SL Green Realty Corp. (“SL Green” or the “Company”) and its subsidiary SL Green Operating Partnership, L.P., through which SL Green conducts substantially all of its operations (the “Partnership”).

B.                                    The Company has adopted the 2010 Notional Unit Long-Term Compensation Plan (the “Outperformance Plan”) to provide the Company’s Senior Officers with incentive compensation.  The Outperformance Plan was adopted effective as of December 9, 2009 by the Compensation Committee (the “Committee”) of the Board of Directors of SL Green (the “Board”) pursuant to authority delegated to it by the Board as set forth in the Committee’s charter, including authority to make grants of equity interests in the Partnership which may, under certain circumstances, become exchangeable for shares of SL Green common stock reserved for issuance under the SL Green Realty Corp. Amended and Restated 2005 Stock Option and Incentive Plan (as amended, modified or supplemented from time to time, the “Option Plan”).  This award agreement (this “Agreement”) evidences an award to the Grantee under the Outperformance Plan (the “Award”), which is subject to the terms and conditions set forth herein.

C.                                    The Grantee was selected by the Committee to receive the Award and, effective as of                             , 2010, the Company caused the Partnership to issue to the Grantee the number of LTIP Units (as defined herein) set forth above.

NOW, THEREFORE, the Company, the Partnership and the Grantee agree as follows:

1.                                      Administration.  The Outperformance Plan and all awards thereunder, including this Award, shall be administered by the Committee, which in the administration of the Outperformance Plan shall have all the powers and authority it has in the administration of the Option Plan as set forth in the Option Plan.

2.                                      Definitions.  Capitalized terms used herein without definitions shall have the meanings given to those terms in the Option Plan. In addition, as used herein:

“Award LTIP Units” has the meaning set forth in Section 3 hereof.

“Change of Control” means:

(a)                                 any “person,” including a “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, becoming the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of either (1) the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Board (“Voting Securities”) or (2) the then outstanding shares of all classes of stock of the Company (in either such case other than as a result of the acquisition of securities directly from the Company); or

(b)                                 the members of the Board at the beginning of any consecutive 24-calendar-month period commencing on or after the initial effective date of the Outperformance Plan (the “Incumbent Directors”) ceasing for any reason including without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board; provided that any person becoming a director of the Company whose election or nomination was approved by a vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such 24-calendar-month period, shall, for purposes hereof, be considered an Incumbent Director; or

(c)                                  the shareholders of the Company approving (1) any consolidation or merger of the Company or any subsidiary that would result in the Voting Securities of the Company outstanding immediately prior to such merger or consolidation representing (either by remaining outstanding or by being converted into voting securities of the surviving entity) less than 50% of the total voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation or ceasing to have the power to elect at least a majority of the board of directors or other governing body of such surviving entity, (2) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (3) any plan or proposal for the liquidation or dissolution of the Company.

Notwithstanding the foregoing clause (a), an event described in clause (a) shall not be a Change of Control if such event occurs solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of stock or other Voting Securities outstanding, increases (x) the proportionate number of shares of stock of the Company beneficially owned by any “person” (as defined above) to 25% or more of the shares of stock then outstanding or (y) the proportionate voting power represented by the Voting Securities beneficially owned by any “person” (as defined above) to 25% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any “person” referred to in clause (x) or (y) of this sentence shall thereafter become the beneficial owner of any additional stock of the Company or other Voting Securities (other than pursuant to a share split, stock dividend, or similar transaction), then a Change of Control shall be deemed to have occurred for purposes of the foregoing clause (a).

“Class A Units” has the meaning given to that term in the Partnership Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means SL Green’s Common Stock, par value $.01 per share, either currently existing or authorized hereafter.

“Common Stock Price” means, as of a particular date, the average of the Fair Market Value of one share of the Common Stock for the forty-five (45) trading days ending on, and including, such date (or, if such date is not a trading day, the most recent trading day immediately preceding such date); provided that if such date is the date upon which a Transactional Change of Control occurs, the Common Stock Price as of such date shall be equal to the fair market value in cash, as determined by the Committee, of the total consideration paid or payable in the transaction resulting in the Transactional Change of Control for one share of Common Stock.

“Conversion Factor” has the meaning given to that term in the Partnership Agreement.

“Disability” means, unless otherwise provided in any Employment Agreement, a disability which renders the Grantee incapable of performing all of his or her material duties for a period of at least 150 consecutive or non-consecutive days during any consecutive twelve-month period.

“Effective Date” means December 1, 2009.

“Effective Date Common Stock Price” means $42.37.

“Employment Agreement” means, as of a particular date, the Grantee’s employment agreement with the Company in effect as of that date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” of the Common Stock as of a particular date means (a) if shares of Common Stock are then listed on a national stock exchange, the closing sales price per share on the principal national stock exchange on which shares of Common Stock are listed on such date (or, if such date is not a trading date on which there was a sale of such shares on such exchange, the last preceding date on which there was a sale of shares of Common Stock on such exchange), (b) if shares of Common Stock are not then listed on a national stock exchange but are then traded on an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in the principal over-the-counter market on which such shares are traded on such date (or, if such date is not a trading date on which there was a sale of such shares on such market, for the last preceding date on which there was a sale of such shares in such market), or (c) if shares of Common Stock are not then listed on a national stock exchange or traded on an over-the-counter market, such value as the Committee in its discretion may in good faith determine; provided that, where shares of Common Stock are so listed or traded, the Committee may make such discretionary determinations where the shares of such stock have not been traded for 10 trading days.

“Family Member”, of a Grantee, means the Grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee’s household (other than a tenant of the Grantee), a trust in which these persons (or the Grantee) own more than 50 percent of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than 50 percent of the voting interests.

“LTIP Units” means Partnership Units, as such term is defined in the Partnership Agreement, issued pursuant to Award Agreements as profits interests under the Outperformance Plan having the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption set forth herein and in the Partnership Agreement.

“Maximum Stock Price Appreciation” means Stock Price Appreciation equal to or in excess of 50%.

“Maximum Award Amount” means $75,000,000.

“Measurement Date” means November 30, 2012.

“Minimum Stock Price Appreciation” means Stock Price Appreciation equal to 25%.

“Notional Unit Conversion Ratio” means (a) in the event the Stock Price Appreciation is less than the Minimum Stock Price Appreciation, zero, (b) in the event the Stock Price Appreciation equals the Minimum Stock Price Appreciation, 0.84, (c) in the event the Stock Price Appreciation is equal to or greater than the Maximum Stock Price Appreciation, 3.50, and (d) in the event the Stock Price Appreciation is greater than the Minimum Stock Price Appreciation and less than the Maximum Stock Price Appreciation, the Notional Unit Conversion Ratio will be pro-rated between 0.84 and 3.50 by linear interpolation (e.g., the Notional Unit Conversation Ratio will increase by 0.1064 for each percentage point by which the Stock Price Appreciation exceeds the Minimum Stock Price Appreciation up to the Maximum Stock Price Appreciation).  If the Valuation Date in connection with which the Notional Unit Conversion Ratio is being calculated occurs as a result of a Change of Control prior to December 1, 2010, then the Notional Unit Conversion Ratio will be the greater of (a) the number calculated pursuant to the preceding sentence or (b) the number that it would have been if (1) the Notional Unit Conversion Ratio was calculated pursuant to the preceding sentence using amounts for the Minimum Stock Price Appreciation and Maximum Stock Price Appreciation that were pro rated based on the number of days from the Effective Date to and including the Valuation Date divided by the total number of days from the Effective Date to and including the Measurement Date and

(2) the Notional Unit Conversion Ratio calculated pursuant to clause (1) was then pro rated on the same basis as the Minimum Stock Price Appreciation and Maximum Stock Price Appreciation.

“Participation Percentage” means, as of the Valuation Date, the Grantee’s share of all awards under the Outperformance Plan as set forth above the recitals in this Agreement.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Partnership dated as of August 20, 1997 among the Company and the limited partners party thereto, as amended from time to time.

“Stock Price Appreciation” means the percentage appreciation in the Common Stock Price from the Effective Date to the Valuation Date, determined by dividing (a) the difference obtained by subtracting (1) the Effective Date Common Stock Price from (2) the highest Common Stock Price where each of the days included in the 45-day period used to calculate such Common Stock Price is within 120 days of the Valuation Date by (b) the Common Stock Price on the Effective Date, provided that, in the event the total dividends per share of Common Stock with an ex-dividend date occurring after the Effective Date and on or prior to the Valuation Date are greater than $1.20 per share (i.e., $0.10 per share per quarter), then the amount in clause (a) above shall be increased by the excess above such amount per share, and provided further that, in the event the total dividends per share of Common Stock with an ex-dividend date occurring after the Effective Date and on or prior to the Valuation Date are less than $1.20 per share (i.e., $0.10 per share per quarter), then the amount in clause (a) above shall decreased by the deficiency below such amount per share.  In the event that Stock Price Appreciation is measured for a period ending prior to the Measurement Date, then the adjustment to clause (a) due to the prior sentence on the account of the dividends per share shall be based on a pro rata portion of $1.20 based on the number of days from the Effective Date to and including the end of such period divided by the total number of days from the Effective Date to and including the Measurement Date.  Additionally, as set forth in, and pursuant to, Section 8 hereof, appropriate adjustments to the Stock Price Appreciation shall be made to take into account all stock dividends, stock splits, reverse stock splits and the other events set forth in Section 8 hereof that occur prior to the Valuation Date.  Notwithstanding the foregoing, if the Valuation Date as of which the Stock Price Appreciation is being calculated is the date upon which a Change of Control occurs and is on or after December 1, 2010, then the Stock Price Appreciation shall be increased to equal (a) the amount of the Stock Price Appreciation calculated in accordance with the foregoing multiplied by (b) the lesser of (i) 200% or (ii) the sum of 100% plus a fraction the numerator of which is 36 less the number of whole calendar months that have elapsed since the Effective Date and the denominator of which is the number of whole calendar months that have elapsed since the Effective Date.

“Transactional Change of Control” means (a) a Change of Control described in clause (a) of the definition thereof where the “person” or “group” makes a tender offer for Common Stock, or (b) a Change of Control described in clauses (c)(1) or (2) of the definition thereof.

“Units” means all Class A Units, Class B Units (as defined in the Partnership Agreement) and other Partnership Units (as defined in the Partnership Agreement) with economic attributes substantially similar to Class A Units or Class B Units as determined by the Committee, outstanding or issuable upon the conversion, exercise, exchange or redemption of any securities of any kind convertible, exercisable, exchangeable or redeemable for Class A Units, Class B Units or such other Partnership Units (other than LTIP Units issued under the Outperformance Plan or LTIP Units issued under any similar outperformance program prior to the determination of any performance based vesting hurdles with respect thereto).

“Valuation Date” means the earlier of (a) the Measurement Date and (b) the date upon which a Change of Control shall occur.

3.                                      Outperformance Award.

(a)                                 The Grantee is hereby granted an Award consisting of the number of LTIP Units set forth above (“Award LTIP Units”), which (1) will be subject to forfeiture or increase to the extent provided in this Section 3 as set forth below and (2) will be subject to vesting as provided in Section 4 hereof.  In the event that the number of Award LTIP Units granted under this Agreement is less than the number of Notional Units awarded to Grantee pursuant to this Award multiplied by the maximum Notional Unit Conversion Ratio (the “Maximum LTIP Unit Award”) and the number of shares of Common Stock available for issuance pursuant to the Option Plan is increased after the date hereof and prior to the Valuation Date, then the Company and the Partnership will grant the Grantee an additional number of LTIP Units equal to the lesser of (1) the difference obtained by subtracting (A) the number of Award LTIP Units granted hereunder from (B) the Maximum LTIP Unit Award and (2) the total number of additional shares of Common Stock available for issuance pursuant to awards such as this Award by which the Option Plan is increased (divided by the Conversion Factor) multiplied by the Grantee’s Participation Percentage.  If any additional LTIP Units are to be granted pursuant to the preceding sentence, then:  (1) the Company and the Partnership shall take such corporate or partnership action as is necessary to accomplish the grant of such additional LTIP Units, (2) the Grantee shall execute and deliver in connection with such grant such documents, comparable to the documents executed and delivered in connection with this Agreement, as the Company and/or the Partnership reasonably request in order to comply with all applicable legal requirements, including, without limitation, federal and state securities laws and (3) thereafter the term Award LTIP Units will refer collectively to the Award LTIP Units prior to such additional grant plus such additional LTIP Units.

(b)                                 In the event the Maximum Stock Price Appreciation would have been achieved on each day of a period of 45 consecutive days ending on or after the first (1st) anniversary of the Effective Date but prior to the second (2nd) anniversary of the Effective Date (assuming that each such day had been the Valuation Date), then, as of the last day of the first such period that occurs, the Grantee shall earn a number of Award LTIP Units equal to (1) one-third (1/3) of the Maximum Award Amount multiplied by the Grantee’s Participation Percentage divided by (2) the Common Stock Price as of such date multiplied by the Conversion Factor.

(c)                                  In the event the Maximum Stock Price Appreciation would have been achieved on each day of a period of 45 consecutive days ending on or after the second (2nd) anniversary of the Effective Date but prior to the third (3rd) anniversary of the Effective Date (assuming that each such day had been the Valuation Date), then, as of the last day of the first such period that occurs, the Grantee shall earn a number of Award LTIP Units equal to (1) two-thirds (2/3) of the Maximum Award Amount (or an additional one-third (1/3) of the Maximum Award Amount if Award LTIP Units were already earned pursuant to Section 3(b) hereof) multiplied by the Grantee’s Participation Percentage divided by (2) the Common Stock Price as of such date multiplied by the Conversion Factor.

(d)                                 As of the Valuation Date, if the Stock Price Appreciation is equal to or greater than the Minimum Stock Price Appreciation, then the Grantee shall earn a number of LTIP Units equal to the number of Notional Units awarded to Grantee pursuant to this Award multiplied by the Notional Unit Conversion Ratio, less the number of Award LTIP Units previously earned by the Grantee, if any, pursuant to Sections 3(b) and 3(c) hereof; provided that the number of LTIP Units earned pursuant to this Section 3(d) may not exceed the greater of (1) the quotient obtained by dividing (A) the Maximum Award Amount (less one-third (1/3) of such amount if LTIP Units were earned pursuant to Section 3(b) hereof or two-thirds (2/3) of such amount if LTIP Units were earned pursuant to Section 3(c) hereof) multiplied by the Grantee’s Participation Percentage by (B) the Common Stock Price as of the Valuation Date multiplied by the Conversion Factor on the Valuation Date or (2) the sum obtained by subtracting the number of Award LTIP Units previously earned pursuant to Sections 3(b) and 3(c) hereof from the quotient obtained by dividing (A) the Maximum Award Amount multiplied by the Grantee’s Participation Percentage by (B) the Common Stock Price as of the Valuation Date multiplied by the Conversion Factor on the Valuation Date.  Any Award LTIP Units that are not earned as of Valuation Date will be automatically and immediately forfeited as of that date and thereafter the term Award LTIP Units will refer only to the remaining Award LTIP Units that were not forfeited.

(e)                                  Notwithstanding the foregoing, the total number of Award LTIP Units earned pursuant to this Section 3 may not exceed the total number of Award LTIP Units granted hereunder (plus any additional Award LTIP Units granted pursuant to the second sentence of Section 3(a) hereof).  For the avoidance of doubt, any Award LTIP Units earned pursuant to this Section 3 will remain subject to vesting as provided in Section 4 hereof.

4.                                      Termination of Grantee’s Employment; Vesting; Change of Control.

(a)                                 Subject to the provisions set forth below, the Award LTIP Units that have not previously been forfeited shall become vested as follows: (1) one-half (1/2) of the Award LTIP Units shall become vested on January 1, 2013; and (2) an additional one-quarter (1/4) of the Award LTIP Units shall become vested on each of January 1, 2014 and 2015.  Except as provided in Section 4(b) hereof, if at any time the Grantee shall cease to be an employee of the Company for any reason, then all Award LTIP Units that remain unvested at such time (after giving effect to any acceleration of vesting that occurs in connection with the Grantee ceasing to be an employee) shall automatically and immediately be forfeited by the Grantee.

(b)                                 If at any time the Grantee shall cease to be an employee of the Company due to (1) a termination without Cause (as defined in the Employment Agreement) by the Company, or (2) a termination with Good Reason (as defined in the Employment Agreement), the Grantee shall be treated for all purposes of this Agreement (including, without limitation, the provisions of this Agreement relating to the vesting of the Award LTIP Units) as if he had remained as an employee of the Company for (and ceased to be an employee of the Company as of the date that is) 12 months after the date of termination.

(c)                                  If, prior to the Valuation Date, the Grantee shall cease to be an employee of the Company as a result of his death or Disability, then (1) with respect to the Grantee the calculations provided in Section 3 hereof shall be performed with respect to this Award immediately as if a Change of Control had occurred (with respect to the Grantee only) on the date of his death or Disability and (2) all of the Award LTIP Units comprising this Award (after giving effect to any forfeiture of Award LTIP Units pursuant to Section 3 hereof) shall automatically and immediately vest.  If, on or after the Valuation Date, the Grantee shall cease to be an employee of the Company as a result of his death or Disability, then all of the Grantee’s Award LTIP Units shall automatically and immediately vest.

(d)                                 Upon the occurrence of a Change of Control, all unvested Award LTIP Units that have not previously been forfeited (after giving effect to any forfeiture of Award LTIP Units pursuant to Section 3 hereof occurring in connection with such Change of Control) shall vest immediately.

5.                                      Payments by Award Recipients.  No amount shall be payable to the Company or the Partnership by the Grantee at any time in respect of this Award.

6.                                      Distributions.  The holder of the Award LTIP Units shall be entitled to receive distributions with respect to such Award LTIP Units to the extent provided for in the Partnership Agreement; provided, that the Distribution Participation Date (as defined in the Partnership Agreement) with respect to any Award LTIP Unit shall be the date as of which such Award LTIP Unit is earned pursuant to Section 3 hereof.  In addition, on the date on which any Award LTIP Unit is earned, the Partnership will pay the Grantee, for each Award LTIP Unit earned, an amount in cash equal to the quotient of (1) the per share amount of all dividends declared with respect to the Common Stock with a record date on or after the Effective Date and before the date on which such Award LTIP Unit is earned (other than those with respect to which an adjustment was made pursuant to Section 8 hereof) divided by (2) the Conversion Factor.

7.                                      Restrictions on Transfer.  None of the Award LTIP Units shall be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of, encumbered, whether voluntarily or by operation of law (each such action a “Transfer”), or redeemed in accordance with the Partnership Agreement (a) prior to vesting, (b) for a period of two (2) years beginning on the date of grant of such Award LTIP Units other than in connection with a Change of Control, or (c) unless such Transfer is in compliance with all applicable securities laws (including, without limitation, the Securities Act of 1933, as amended (the “Securities Act”)), and such Transfer is in accordance with the applicable terms and conditions of the Partnership Agreement; provided that, upon the approval of, and subject to the terms and conditions specified by, the Committee, unvested Award LTIP Units that have been held for a period of at least two (2) years beginning on the date of grant specified above may be Transferred to the Grantee’s Family Members, provided that the transferee agrees in writing with the Company and the Partnership to be bound by all of the terms and conditions of this Agreement.  In connection with any Transfer of Award LTIP Units, the Partnership may require the Grantee to provide an opinion of counsel, satisfactory to the Partnership, that such Transfer is in compliance with all federal and state securities laws (including, without limitation, the Securities Act).  Any attempted Transfer of Award LTIP Units not in accordance with the terms and conditions of this Section 7 shall be null and void, and the Partnership shall not reflect on its records any change in record ownership of any LTIP Units as a result of any such Transfer, shall otherwise refuse to recognize any such Transfer and shall not in any way give effect to any such Transfer of any LTIP Units.  This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

8.                                      Changes in Capital Structure.  If (1) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or a transaction similar thereto, (2) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization, significant repurchases of stock or other similar change in the capital structure of the Company, or any distribution to holders of Common Stock other than regular cash dividends, shall occur or (3) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the Award, then the Committee shall take such action as in its discretion shall be necessary to maintain the Grantee’s rights hereunder so that they are substantially proportionate to the rights existing under this Agreement prior to such event, including, without limitation, adjustments in Award LTIP Units, Common Stock Price, Stock Price Appreciation and payments to be made pursuant to Section 6 hereof.

9.                                      Miscellaneous.

(a)                                 Amendments.  This Agreement may be amended or modified only with the consent of the Partnership acting through the Committee; provided that any such amendment or modification adversely affecting the rights of the Grantee hereunder must be consented to by the Grantee to be effective as against him.

(b)                                 Incorporation of Option Plan.  The provisions of the Option Plan are hereby incorporated by reference as if set forth herein.  If and to the extent that any provision contained in this Agreement is inconsistent with the Option Plan, this Agreement shall govern.

(c)                                  Effectiveness.  The Grantee shall be admitted as a partner of the Partnership with beneficial ownership of the Award LTIP Units as of the grant date set forth above by (1) signing and delivering to the Partnership a copy of this Agreement, and (2) signing, as a Limited Partner, and delivering to the Partnership a counterpart signature page to the Partnership Agreement (attached hereto as Exhibit A).  The Partnership Agreement shall be amended to reflect the issuance to the Grantee of the Award LTIP Units, whereupon the Grantee shall have all the rights of a Limited Partner of the Partnership with respect to the number of LTIP Units specified above, as set forth in the Partnership Agreement, subject, however, to the restrictions and conditions specified herein and in the Partnership Agreement.

(d)                                 Status of LTIP Units under the Option Plan.  The Award LTIP Units are being granted as equity securities under the Option Plan.  The Company will have the right, as set forth in the Partnership Agreement, to issue shares of Common Stock in exchange for Class A Units into which such Award LTIP Units may have been converted pursuant to the Partnership Agreement, subject to certain limitations set forth in the Partnership Agreement, and such shares of Common Stock will be issued under the Option Plan.  The Grantee must be eligible to receive the Award LTIP Units in compliance with applicable federal and state securities laws and to that effect is required to complete, execute and deliver certain covenants, representations and warranties (attached as Exhibit B).

(e)                                  Legend.   The records of the Partnership evidencing the Award LTIP Units shall bear an appropriate legend, as determined by the Partnership in its sole discretion, to the effect that such LTIP Units are subject to restrictions as set forth herein and in the Partnership Agreement.

(f)                                   Compliance With Law.  The Partnership and the Grantee will make reasonable efforts to comply with all applicable securities laws.  In addition, notwithstanding any provision of this Agreement to the contrary, no LTIP Units will become vested or be paid at a time that such vesting or payment would result in a violation of any such law.

(g)                                  Investment Representation; Registration.  The Grantee hereby makes the covenants, representations and warranties and set forth on Exhibit B attached hereto.  All of such covenants, warranties and representations shall survive the execution and delivery of this Agreement by the Grantee.  The Partnership will have no obligation to register under the Securities Act any LTIP Units or any other securities issued pursuant to this Agreement or upon conversion or exchange of LTIP Units.

(h)                                 Section 83(b) Election.  The Grantee hereby agrees to make an election to include in gross income in the year of transfer the Award LTIP Units pursuant to Section 83(b) of the Code substantially in the form attached hereto as Exhibit C and to supply the necessary information in accordance with the regulations promulgated thereunder.

(i)                                     Severability.  In the event that one or more of the provisions of this Agreement may be invalidated for any reason by a court, any provision so invalidated will be deemed to be separable from the other provisions hereof, and the remaining provisions hereof will continue to be valid and fully enforceable.

(j)                                    Governing Law.  This Agreement is made under, and will be construed in accordance with, the laws of the State of New York, without giving effect to the principle of conflict of laws of such State.

(k)                                 No Obligation to Continue Position as an Officer or to Employ.  Neither the Company nor any affiliate is obligated by or as a result of this Agreement to continue to have the Grantee as an officer or to employ the Grantee and this Agreement shall not interfere in any way with the right of the Company or any affiliate to terminate the Grantee as an officer or employee at any time.

(l)                                     Notices.  Notices hereunder shall be mailed or delivered to the Partnership at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Partnership or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

(m)                             Withholding and Taxes.  No later than the date as of which an amount first becomes includible in the gross income of the Grantee for income tax purposes or subject to the Federal Insurance Contributions Act withholding with respect to the Award, the Grantee will pay to the Company or, if appropriate, any of its affiliates, or make arrangements satisfactory to the Committee regarding the payment of, any United States federal, state or local or foreign taxes of any kind required by law to be withheld with respect to such amount.  The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company and its affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Grantee.

(n)                                 Successors and Assigns.  This Agreement shall be binding upon the Partnership’s successors and assigns, whether or not this Agreement is expressly assumed.

(o)                                 Employment Agreement.  Except as specifically provided otherwise in this Agreement, any provisions in the Employment Agreement relating to accelerated vesting or that would otherwise modify the vesting provisions set forth herein in connection with a termination of employment, a Change of Control or in any other circumstance shall not apply to this Agreement or the Award LTIP Units granted hereunder, and the specific terms of this Agreement shall supersede such provisions.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have caused this Award Agreement to be executed as of the      day of                , 2010.

SL GREEN REALTY CORP.

By:
Name: Marc Holliday
Title: President and Chief Executive Officer

SL GREEN OPERATING PARTNERSHIP, L.P.

By: SL Green Realty Corp., its general partner

By:
Name: Marc Holliday
Title: President and Chief Executive Officer

Grantee

Name:

EXHIBIT A

FORM OF LIMITED PARTNER SIGNATURE PAGE

The Grantee, desiring to become one of the within named Limited Partners of SL Green Operating Partnership, L.P., hereby accepts all of the terms and conditions of (including, without limitation, the provisions of Section 15.11 titled “Power of Attorney”), and becomes a party to, the First Amended and Restated Agreement of Limited Partnership, dated as of August 20, 1997, of SL Green Operating Partnership, L.P., as amended through the date hereof (the “Partnership Agreement”).  The Grantee agrees that this signature page may be attached to any counterpart of the Partnership Agreement.

Signature Line for Limited Partner:

Name:
Date: , 2010

Address of Limited Partner:

EXHIBIT B

GRANTEE’S COVENANTS, REPRESENTATIONS AND WARRANTIES

The Grantee hereby represents, warrants and covenants as follows:

(a)                                  The Grantee has received and had an opportunity to review the following documents (the “Background Documents”):

(i)                                     The Company’s latest Annual Report to Stockholders;

(ii)                                  The Company’s Proxy Statement for its most recent Annual Meeting of Stockholders;

(iii)                               The Company’s Report on Form 10-K for the fiscal year most recently ended;

(iv)                              The Company’s Form 10-Q for the most recently ended quarter filed by the Company with the Securities and Exchange Commission since the filing of the Form 10-K described in clause (iii) above;

(v)                                 Each of the Company’s Current Report(s) on Form 8-K, if any, filed since the end of the fiscal year most recently ended for which a Form 10-K has been filed by the Company;

(vi)                              The Partnership Agreement;

(vii)                           The Option Plan; and

(viii)                        The Company’s Certificate of Incorporation, as amended.

The Grantee also acknowledges that any delivery of the Background Documents and other information relating to the Company and the Partnership prior to the determination by the Partnership of the suitability of the Grantee as a holder of LTIP Units shall not constitute an offer of LTIP Units until such determination of suitability shall be made.

(b)                                 The Grantee hereby represents and warrants that

(i)                                     The Grantee either (A) is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”), or (B) by reason of the business and financial experience of the Grantee, together with the business and financial experience of those persons, if any, retained by the Grantee to represent or advise him with respect to the grant to him of LTIP Units, the potential conversion of LTIP Units into Class A Units of the Partnership (“Common Units”) and the potential redemption of such Common Units for shares of Common Stock (“REIT Shares”), has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that the Grantee (I) is capable of evaluating the merits and risks of an investment in the Partnership and potential investment in the Company and of making an informed investment decision, (II) is capable of protecting his own interest or has engaged representatives or advisors to assist him in protecting his interests, and (III) is capable of bearing the economic risk of such investment.

(ii)                                  The Grantee understands that (A) the Grantee is responsible for consulting his own tax advisors with respect to the application of the U.S. federal income tax laws, and the tax laws of any state, local or other taxing jurisdiction to which the Grantee is or by reason of the award of LTIP Units may become subject, to his particular situation; (B) the Grantee has not received or relied upon business or tax advice from the Company, the Partnership or any of their respective employees, agents, consultants or advisors, in their capacity as such; (C) the Grantee provides services to the Partnership on a regular basis and in such capacity has access to such information, and has such experience of and involvement in the business and operations of the Partnership, as the Grantee believes to be necessary and appropriate to make an informed decision to accept this Award of LTIP Units; and (D) an investment in the Partnership and/or the Company involves substantial risks.  The Grantee has been given the opportunity to make a thorough investigation of matters relevant to the LTIP Units and has been furnished with, and has reviewed and understands, materials relating to the Partnership and the Company and their respective activities (including, but not limited to, the Background Documents).  The Grantee has been afforded the opportunity to obtain any additional information (including any exhibits to the Background Documents) deemed necessary by the Grantee to verify the accuracy of information conveyed to the Grantee.  The Grantee confirms that all documents, records, and books pertaining to his receipt of LTIP Units which were requested by the Grantee have been made available or delivered to the Grantee.  The Grantee has had an opportunity to ask questions of and receive answers from the Partnership and the Company, or from a person or persons acting on their behalf, concerning the terms and conditions of the LTIP Units. The Grantee has relied upon, and is making its decision solely upon, the Background Documents and other written information provided to the Grantee by the Partnership or the Company.

(iii)                               The LTIP Units to be issued, the Common Units issuable upon conversion of the LTIP Units and any REIT Shares issued in connection with the redemption of any such Common Units will be acquired for the account of the Grantee for investment only and not with a current view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein, without prejudice, however, to the Grantee’s right (subject to the terms of the LTIP Units, the Option Plan and this Agreement) at all times to sell or otherwise dispose of all or any part of his LTIP Units, Common Units or REIT Shares in compliance with the Securities Act, and applicable state securities laws, and subject, nevertheless, to the disposition of his assets being at all times within his control.

(iv)                              The Grantee acknowledges that (A) neither the LTIP Units to be issued, nor the Common Units issuable upon conversion of the LTIP Units, have been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws and, if such LTIP Units or Common Units are represented by certificates, such certificates will bear a legend to such effect, (B) the reliance by the Partnership and the Company on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of the Grantee contained herein, (C) such LTIP Units, or Common Units, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available, (D) there is no public market for such LTIP Units and Common Units and (E) neither the Partnership nor the Company has any obligation or intention to register such LTIP Units or the Common Units issuable upon conversion of the LTIP Units under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws, except, that, upon the redemption of the Common Units for REIT Shares, the Company may issue such REIT Shares under the Option Plan and pursuant to a Registration Statement on Form S-8 under the Securities Act, to the extent that (I) the Grantee is eligible to receive such REIT Shares under the Option Plan at the time of such issuance, (II) the Company has filed a Form S-8 Registration Statement with the Securities and Exchange Commission registering the issuance of such REIT Shares and (III) such Form S-8 is effective at the time of the issuance of such REIT Shares.  The Grantee hereby acknowledges that because of the restrictions on transfer or assignment of such LTIP Units acquired hereby and the Common Units issuable upon conversion of the LTIP Units which are set forth in the Partnership Agreement or this Agreement, the Grantee may have to bear the economic risk of his ownership of the LTIP Units acquired hereby and the Common Units issuable upon conversion of the LTIP Units for an indefinite period of time.

(v)                                 The Grantee has determined that the LTIP Units are a suitable investment for the Grantee.

(vi)                              No representations or warranties have been made to the Grantee by the Partnership or the Company, or any officer, director, shareholder, agent, or affiliate of any of them, and the Grantee has received no information relating to an investment in the Partnership or the LTIP Units except the information specified in Paragraph (b) above.

(c)                                  So long as the Grantee holds any LTIP Units, the Grantee shall disclose to the Partnership in writing such information as may be reasonably requested with respect to ownership of LTIP Units as the Partnership may deem reasonably necessary to ascertain and to establish compliance with provisions of the Code, applicable to the Partnership or to comply with requirements of any other appropriate taxing authority.

(d)                                 The Grantee hereby agrees to make an election under Section 83(b) of the Code with respect to the LTIP Units awarded hereunder, and has delivered with this Agreement a completed, executed copy of the election form attached hereto as Exhibit C.  The Grantee agrees to file the election (or to permit the Partnership to file such election on the Grantee’s behalf) within thirty (30) days after the award of the LTIP Units hereunder with the IRS Service Center at which such Grantee files his personal income tax returns, and to file a copy of such election with the Grantee’s U.S. federal income tax return for the taxable year in which the LTIP Units are awarded to the Grantee.

(e)                                  The address set forth on the signature page of this Agreement is the address of the Grantee’s principal residence, and the Grantee has no present intention of becoming a resident of any country, state or jurisdiction other than the country and state in which such residence is sited.

EXHIBIT C

ELECTION TO INCLUDE IN GROSS INCOME IN YEAR OF

TRANSFER OF PROPERTY PURSUANT TO SECTION 83(B)

OF THE INTERNAL REVENUE CODE

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.                                       The name, address and taxpayer identification number of the undersigned are:

Name:	(the “Taxpayer”)

Address:

Social Security No./Taxpayer Identification No.:

2.                                       Description of property with respect to which the election is being made:

The election is being made with respect to                          LTIP Units in SL Green Operating Partnership, L.P. (the “Partnership”).

3.                                       The date on which the LTIP Units were transferred is                             , 2010.  The taxable year to which this election relates is calendar year 2010.

4.                                       Nature of restrictions to which the LTIP Units are subject:

(a)                                  With limited exceptions, until the LTIP Units vest, the Taxpayer may not transfer in any manner any portion of the LTIP Units without the consent of the Partnership.

(b)                                 The Taxpayer’s LTIP Units vest in accordance with the vesting provisions described in the Schedule attached hereto.  Unvested LTIP Units are forfeited in accordance with the vesting provisions described in the Schedule attached hereto.

5.                                       The fair market value at time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the LTIP Units with respect to which this election is being made was $0 per LTIP Unit.

6.                                       The amount paid by the Taxpayer for the LTIP Units was $0 per LTIP Unit.

7.                                       A copy of this statement has been furnished to the Partnership and SL Green Realty Corp.

Dated:

Name:

SCHEDULE A

Vesting Provisions of LTIP Units

The LTIP Units are subject to time-based and performance-based vesting with the final vesting percentage equaling the product of the time-based vesting percentage and the performance-based vesting percentage.  Performance-based vesting will be based on SL Green Realty Corp.’s (the “Company’s”) stock price appreciation for the period from December 1, 2009 to November 30, 2012 (or earlier in certain circumstances).  Under the time-based vesting hurdles, one-half of the LTIP Units will vest on January 1, 2013 and an additional one-quarter will vest on each of January 1, 2014 and 2015, provided that the Taxpayer remains an employee of the Company through such dates, subject to acceleration in the event of certain extraordinary transactions or termination of the Taxpayer’s status as an employee under specified circumstances.  Unvested LTIP Units are subject to forfeiture in the event of failure to vest based on the passage of time or the determination of the performance-based percentage.